AGREEMENT


         THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ________, 1999, by and among Reserve Institutional Trust, a Massachusetts business trust ("Reserve"), for itself and on behalf of its series, the Primary Institutional Fund (the "Portfolio"); Reserve Management Company, Inc., a New Jersey corporation (the "Reserve Adviser"); Resrv Partners, Inc., a New Jersey corporation (the "Reserve Distributor"); Pilgrim Mutual Funds, a Delaware business trust (the "Company"), for itself and on behalf of its series, the Pilgrim Money Market Fund (the "Fund"); Pilgrim Investments, Inc., a Delaware corporation (the "Company Adviser"); and Pilgrim Securities, Inc. (the "Company Distributor"), a Delaware corporation.

                                   WITNESSETH

         WHEREAS, Company and Reserve are each registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as open-end management investment companies;

         WHEREAS, the Fund and the Portfolio have the same investment objective and substantially the same investment policies;

         WHEREAS, the Fund desires to invest on an ongoing basis all or substantially all of its investable assets (the "Assets") in exchange for shares of beneficial interest in the Portfolio (the "Investments") on the terms and conditions set forth in this Agreement;

         WHEREAS, Company Adviser acts as the investment adviser to Company and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

         WHEREAS, Reserve Adviser acts as the investment adviser to Reserve and is registered as an investment adviser under the Advisers Act;

         WHEREAS, Company Distributor is the distributor of shares of Fund and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act");

         WHEREAS, Reserve Distributor is the distributor of shares of Portfolio and is registered as a broker-dealer under the 1934 Act;
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         NOW, THEREFORE, in consideration of the foregoing,  the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                         REPRESENTATIONS AND WARRANTIES

                  1.1 COMPANY. Company, Company Adviser and Company Distributor represent and warrant to Reserve, Reserve Adviser and Reserve Distributor that:

         (a) ORGANIZATION. Company is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Fund is a duly and validly designated series of Company. Each of Company and the Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

         (b) BINDING AGREEMENT. This Agreement, when executed and delivered by Company on behalf of the Fund, shall constitute a legal, valid and binding obligation of Company, enforceable against the Fund in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity. No meeting of, or consent by, shareholders of the Fund is necessary to approve or implement the Investments.

         (c) 1940 ACT REGISTRATION. Company is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

         (d) SEC FILINGS. Company has duly filed all forms, reports, proxy statements and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, along with the securities laws of any other applicable jurisdictions (collectively, the "Securities Laws"), in connection with the registration of the Fund's shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Fund were prepared to comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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         (e)  STATE  FILINGS.  Interests  in the  Fund  are  either  noticed  or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Interests are offered and sold. Company has duly filed all forms, reports, and other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Fund are or will be noticed for sale ("State Filings of the Fund"). All State Filings of the Fund were prepared to comply in all material respects in accordance with the requirements of the applicable state and federal law or will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Shares of the Fund shall be offered and sold solely in the United States to residents thereof.

         (f) FUND ASSETS. The Fund currently intends on an ongoing basis to invest its Assets solely in the Portfolio.

         (g) REGISTRATION STATEMENT. Company has reviewed Reserve's and the Portfolio's registration statement on Form N-lA, as filed with the SEC.

         (h) TAX STATUS. The Fund is taxable as a regulated investment company for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code").

         (i) INSURANCE. As of the date of this Agreement, Company has in force an errors and omissions liability insurance policy insuring the Fund (among other insureds) against loss up to $15 million for negligence or wrongful acts.

                  1.2 RESERVE. Reserve, Reserve Adviser and Reserve Distributor represent and warrant to Company, Company Adviser and Company Distributor that:

         (a) ORGANIZATION. Reserve is a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of
Massachusetts and the Portfolio is a duly and validly designated series of Reserve. Each of Reserve and the Portfolio has the requisite power and authority to own its property and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

         (b) BINDING AGREEMENT. This Agreement when executed and delivered by Reserve on behalf of the Portfolio shall constitute a legal, valid and binding obligation of Reserve and the Portfolio, enforceable against Reserve and the Portfolio in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity. No meeting of, or consent by, interestholders of the Portfolio is necessary to approve the issuance of the Interests (as defined below) to the Fund.

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         (c) ISSUANCE OF BENEFICIAL INTEREST.  The issuance by Reserve of shares of beneficial interests in the Portfolio ("Interests") in exchange for the Investments by the Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Trustees of Reserve. When issued in accordance with the terms of this Agreement, the Interests will be validly issued, fully paid and non-assessable.

         (d) 1940 ACT REGISTRATION. Reserve is duly registered under the 1940 Act as an open-end management investment company, and such registration is in full force and effect.

         (e) SEC FILINGS. Reserve has duly filed all SEC Filings, as defined herein, required to be filed with the SEC under the Securities Laws in connection with the registration of the Portfolio's shares, any meetings of its shareholders and its registration as an investment company. All SEC Filings relating to the Portfolio were prepared to comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (f) STATE FILINGS. Interests in the Portfolio are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Interests are offered and sold. Reserve has duly filed all forms, reports and other documents as may be required to be filed with any securities commission or similar authority by the laws or regulations of any state, territory or possession of the United States, including the District of Columbia, in which shares of the Portfolio are or will be noticed for sale ("State Filings of the Portfolio"). All State Filings of the Portfolio were prepared to comply in all material respects in accordance with the requirements of the applicable state and federal law or will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (g) TAX STATUS. The Portfolio is taxable as a regulated investment company for federal income tax purposes under the Code.

         (h) TAXABLE AND FISCAL YEAR. The taxable and fiscal year end of the Portfolio is currently May 31.

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         (i) INSURANCE.  As of the date of this Agreement,  Reserve has in force an errors and commissions liability insurance policy insuring the Portfolio against loss up to $10 million for negligence and wrongful acts.

         (j) REDEMPTION IN KIND. Reserve has taken all steps necessary, including, but not limited to, the filing of an election pursuant to Rule 18f-1 under the 1940 Act, to authorize the Portfolio to pay redemption requests in portfolio securities "in kind."

                  1.3 COMPANY ADVISER. Company Adviser represents and warrants to Reserve, Reserve Adviser and Reserve Distributor that:

         (a) BINDING AGREEMENT. This Agreement when executed and delivered by Company Adviser shall constitute a legal, valid and binding obligation of Company Adviser, enforceable against Company Adviser in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

         (b) ADVISERS ACT REGISTRATION. Company Adviser is duly registered under the Advisers Act as an investment adviser, and such registration is in full force and effect.

                  1.4 RESERVE ADVISER. Reserve Adviser represents and warrants to Company, Company Adviser and Company Distributor that:

         (a) BINDING AGREEMENT. This Agreement when executed and delivered by Reserve Adviser shall constitute a legal, valid and binding obligation of Reserve Adviser, enforceable against Reserve Adviser in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

         (b) ADVISERS ACT REGISTRATION. Reserve Adviser is duly registered under the Advisers Act as an investment adviser, and such registration is in full force and effect.

                  1.5 COMPANY DISTRIBUTOR. Company Distributor represents and warrants to Reserve, Reserve Adviser and Reserve Distributor that:

         (a) BINDING AGREEMENT. This Agreement when executed and delivered by Company Distributor shall constitute a legal, valid and binding obligation of Company Distributor, enforceable against Company Distributor in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

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         (b) 1934 ACT REGISTRATION. Company Distributor is duly registered under the 1934 Act as a broker-dealer, and such registration is in full force and effect.

         (c) NASD MEMBERSHIP. Company Distributor is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

                  1.6 RESERVE DISTRIBUTOR. Reserve Distributor represents and warrants to Company, Company Adviser and Company Distributor that:

         (a) BINDING AGREEMENT. This Agreement when executed and delivered by Reserve Distributor shall constitute a legal, valid and binding obligation of Reserve Distributor, enforceable against Reserve Distributor in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally, and subject to general principles of equity.

         (b) 1934 ACT REGISTRATION. Reserve Distributor is duly registered under the 1934 Act as a broker-dealer, and such registration is in full force and effect.

         (c) NASD MEMBERSHIP. Reserve Distributor is a member in good standing of the NASD.

                                   ARTICLE II

                                    COVENANTS

                  2.1 COMPANY. Company, Company Adviser and Company Distributor covenant that:

         (a) ADVANCE REVIEW OF CERTAIN DOCUMENTS. Company will furnish Reserve, at least ten (10) business days prior to the earlier of filing or first use, with drafts of the Fund's registration statement on Form N-lA and any amendments thereto, and also will furnish Reserve, at least three (3) business days' prior to the earlier of filing or first use, with drafts of any prospectus or statement of additional information supplements. In addition, Company will furnish or will cause to be furnished to Reserve at least two (2) business days prior to the earlier of filing with the NASD or any other regulatory authority or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to Reserve or the Portfolio and that was not previously approved by Reserve. For purposes of this Agreement, the phrase "sales literature" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, computerized media, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees.

                  (i) Company agrees that it will include in such Fund registration statement any disclosures that may be required by law, and that it will incorporate in such Fund registration statement and any supplements thereto any material and reasonable comments provided by or on behalf of Reserve. Reserve will not, however, in any way be liable to Company for any errors or omissions in such Fund registration statement, whether or not Reserve makes any objection thereto, except to the extent such errors or omissions result from written information provided to Company, Company Adviser or Company Distributor by or on behalf of Reserve, Reserve Adviser or Reserve Distributor for use in Fund's registration statement and any supplements thereto. Any such written information provided by Reserve, Reserve Adviser or Reserve Distributor shall be presumed to be for use by Company unless Reserve, Reserve Adviser or Reserve Distributor specifically notify Company, Company Adviser or Company Distributor to the contrary.

                  (ii) Except as provided in Section 2.2(f), Company shall not use any advertising or sales literature without the prior approval of Reserve, provided that Reserve provides comments within the two (2) business day period referred to in Section 2.1(a), and which prior approval shall not be unreasonably withheld. Company agrees that it will include in all such Fund advertising or sales literature any disclosures that may be required by law, and that it will incorporate in all such advertising or sales literature any material and reasonable comments provided by Reserve. Reserve will not, however, in any way be liable to Company for any errors or omissions in such advertising or sales literature, whether or not Reserve makes any objection thereto, except to the extent such errors or omissions result from information derived from the Portfolio's current 1933 Act registration statement or otherwise provided to Company, Company Adviser or Company Distributor by or on behalf of Reserve, Reserve Adviser or Reserve Distributor for use in such advertising or sales literature. Any such information provided by Reserve, Reserve Adviser or Reserve Distributor shall be presumed to be for use by Company unless Reserve, Reserve Adviser or Reserve Distributor specifically notify Company, Company Adviser or Company Distributor to the contrary.

         (b) SEC AND BLUE SKY FILINGS. Company will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Fund's shares, any meetings of its shareholders, and its registration as a series of an investment company. Company will file all required State Filings of the Fund. The Fund's SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws, and, insofar as they relate to information other than that supplied or required to be supplied by Reserve, will not, at the time they are filed or used to offer the Fund shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The State Filings of the Fund will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder. Company will provide copies of all such definitive filings to Reserve at least ten (10) days before the filing of such documents with the SEC or other regulatory authority if such documents contain information which may reasonably be construed to have a material effect on Reserve or the Portfolio. Otherwise Company will provide Reserve copies of the documents referenced in this paragraph promptly after the filing of such documents with the SEC or other regulatory authorities.

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         (c) 1940 ACT REGISTRATION.  Company will continue to be duly registered as an open-end management investment company under the 1940 Act.

         (d) TAX STATUS. The Fund will qualify for treatment as a regulated investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect except to the extent a failure to so qualify may result from any action or omission of the Portfolio or Reserve. Company shall notify Reserve immediately upon having a reasonable basis for believing that the Fund has ceased to so qualify or that it might not so qualify in the future.

         (e) PROXY VOTING. If requested to vote on matters pertaining to Reserve or the Portfolio, Company will vote such shares in accordance with applicable law or exemption therefrom. The Company will hold such meeting of the Fund shareholders in accordance with a timetable reasonably established by Reserve. To the extent that the officers of Company determine to solicit instructions on the voting of the shares of the Portfolio from the shareholders of the Fund, Reserve shall provide to Company proxy statements and any other solicitation material that Reserve sends to Portfolio's shareholders in a reasonable amount requested by Company or Company Adviser, and Reserve or Reserve Adviser shall bear any printing, delivery or other expenses incurred by Company, Company Adviser or Company Distributor associated with the solicitation of voting instructions, to the extent those expenses are comparable to those normally incurred by brokerage firms, banks and other intermediaries distributing fund proxy materials to their clients.

         (f) REPRESENTATIONS CONCERNING THE PORTFOLIO. Company, Company Adviser and Company Distributor agree that neither they nor any of their affiliates will make or give any other written or oral representations, information or statements concerning the Portfolio other than the representations or information contained in the registration statement or prospectus for Portfolio shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Portfolio, or in advertising or sales literature approved by Reserve, Reserve Adviser or Reserve Distributor, or advertising or sales literature provided by Reserve Adviser or Reserve Distributor, except with the prior permission of Reserve.

         (g) COMPLIANCE WITH LAWS. Company shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company.

         (h) YEAR 2000 READINESS. Company shall use reasonable efforts to ensure the readiness of its computer systems, or those used by Company Adviser in the performance of its duties (which shall not include the computer systems of any custodian, transfer agent or recordkeeping agent of Company), to properly process information and data from and after January 1, 2000. Company shall promptly notify Reserve of any significant problems that arise or potential problems that come to the Company's attention in connection with such readiness.

         (i) AUDITORS. The Fund shall be responsible for any extraordinary costs and expenses associated with the need for Reserve's independent public accountants to provide information to the Fund's independent public accountants.

         (j) PORTFOLIO AS A FEEDER FUND. It is contemplated that, on an ongoing basis, the Portfolio may invest substantially all of its investable assets in shares of a beneficial interest in another investment company or series of an investment company. Upon the occurrence of such an event, the Fund shall also invest on an ongoing basis all of its Assets in exchange for a beneficial interest in the same investment company or series of an investment company in which Portfolio is investing all of its investable assets, subject to the provisions of this Agreement. Reserve agrees to provide to Company Adviser notice of at least one hundred twenty (120) days prior to Portfolio investing substantially all of its investable assets in a separate investment company, and to provide at such time a good faith estimate of any changes in expenses associated with investment in Portfolio expected as a result of investing in a separate investment company.

                  2.2 RESERVE. Reserve, Reserve Adviser and Reserve Distributor covenant that:

         (a) REDEMPTION. Except as otherwise provided in this Section 2.2(a), redemptions of Interests owned by the Fund will be effected pursuant to Section 2.2(b). In the event the Fund desires to withdraw its entire Investment from the Portfolio, either by submitting a redemption request or by terminating this Agreement in accordance with Section 5.1 hereof, the Portfolio, unless otherwise agreed to by the parties, and in all cases subject to the 1940 Act and the rules and regulations thereunder including without limitation, Sections 17 and 18 thereof, will effect such redemption in federal funds on the 46th day following the request to the Fund. The Portfolio further agrees that, to the extent legally possible, it will not take or cause to be taken any action without Company's prior approval that would cause the withdrawal of the Fund's Investments to be treated as a taxable event to the Fund.

         (b) ORDINARY COURSE REDEMPTIONS. The Portfolio will effect redemptions of Interests in accordance with the provisions of the 1940 Act and the rules and regulations thereunder, including, without limitation, Section 17 thereof, and the Prospectus of Reserve and the Portfolio. Other than a withdrawal of the Fund's entire Investment in the Portfolio under Section 2.2(a), all redemption requests, including any redemption requests which the Fund receives from its shareholders which necessitate a redemption request to the Portfolio, will be effected in cash at the next determined net asset value after the redemption request is received. The Portfolio will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Fund and if such next business day settlement is not practicable, then as soon thereafter as practicable, and will immediately notify the Fund regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. Reserve may request to inspect the Fund's records pertaining to shareholder redemptions at a reasonable time to confirm the nature of redemption requests from the Fund to the Portfolio.

         (c) SEC AND BLUE SKY FILINGS. Reserve will file all SEC Filings required to be filed with the SEC under the Securities Laws in connection with the registration of the Portfolio's shares, any meetings of the Portfolio's shareholders, and its registration as a series of an investment company. Reserve will file all required State Filings of the Portfolio. The Portfolio's SEC Filings will be prepared in all material respects in accordance with the requirements of the applicable Securities Laws and will not, at the time they are filed or used to offer the Portfolio shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The State Filings of the Portfolio will be prepared in accordance with the requirements of applicable state and federal law and the rules and regulations thereunder. Reserve will provide copies of all such definitive filings to Company at least ten (10) days before the filing of such documents with the SEC or other regulatory authority if such documents contain information which may reasonably be construed to have a material effect on the Company or the Fund. Otherwise Reserve will provide Company copies of the documents referenced in this paragraph promptly after the filing of such documents with the SEC or other regulatory authorities.

         (d) 1940 ACT REGISTRATION. Reserve will remain duly registered as an open-end management investment company under the 1940 Act.

         (e) TAX STATUS. The Portfolio will qualify for treatment as a regulated investment company under Subchapter M of the Code for any taxable year during which this Agreement continues in effect and Reserve shall notify Company immediately upon having a reasonable basis for believing that the Portfolio has ceased to so qualify or that it might not so qualify in the future.

         (f) TOTAL RETURN AND YIELD PERFORMANCE INFORMATION. Reserve agrees that total return and yield performance information of the Portfolio derived from the prospectus or registration statement of the Portfolio or from reports provided by Reserve, Reserve Adviser and Reserve Distributor may be used by Company and Company Distributor in connection with the sale of shares of the Fund without prior approval of Reserve, and Company and Company Distributor shall be responsible for using such information in conformity with the information it is provided.

         (g) REPRESENTATIONS CONCERNING THE FUND. Reserve, Reserve Adviser and Reserve Distributor agree that neither they nor any of their affiliates will make or give any other written or oral representations, information or statements concerning the Fund other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in advertising or sales literature approved by, or on behalf of Company, Company Adviser or Company Distributor, or provided by Company Adviser or Company Distributor, except with the prior permission of Company.

         (h) ADVERTISING OR SALES LITERATURE. Reserve will furnish or will cause to be furnished to Company at least two (2) business days prior to the earlier of filing with the NASD or any other regulatory authority or first use, as the case may be, any proposed advertising or sales literature that contains language that describes or refers to Company or the Fund and that was not previously approved by Company and that no such material shall be used without the prior approval of Company, provided the Company provides comments within such two (2) business day period, and which prior approval shall not be unreasonably withheld. Company will not, however, in any way be liable to Reserve for any errors or omissions in such advertising or sales literature, whether or not Company makes any objection thereto, except to the extent such errors or omissions result from information provided to Reserve, Reserve Adviser or Reserve Distributor by or on behalf of Company, Company Adviser or Company Distributor for use in Reserve's or Portfolio's advertising or sales materials. Any such information provided by Company, Company Adviser or Company Distributor shall be presumed to be for use by Reserve unless Company, Company Adviser or Company Distributor specifically notify Reserve, Reserve Adviser or Reserve Distributor to the contrary.


         (i) ADVANCE NOTICE OF CERTAIN CHANGES. Reserve shall provide Company with at least one hundred twenty (120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in the Portfolio's investment objective, and at least sixty (60) days' advance notice, or if Reserve has knowledge or should have knowledge that one of the following changes is likely to occur more than sixty (60) days in advance of such event, notice shall be provided as soon as reasonably possible after Reserve obtains or should have obtained such knowledge, of any material change in the Portfolio's investment policies or activities, any material increase in the Portfolio's fees or expenses, or any change in the Portfolio's fiscal year or time for calculating net asset value for purposes of Rule 22c-1.

         (j) COMPLIANCE WITH LAWS. Reserve shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations as a registered investment company. Without limiting the foregoing, Reserve and Reserve Adviser shall take all steps necessary so that Portfolio complies in all material respects with Rule 2a-7 under the 1940 Act.

         (k) YEAR 2000 READINESS. Reserve shall use reasonable efforts to ensure the readiness of its computer systems, or those used by Reserve Adviser in the performance of its duties (which shall not include the computer systems of any custodian of Reserve), to properly process information and data from and after January 1, 2000. Reserve shall promptly notify Company of any significant problems that arise or potential problems that come to Reserve's attention in connection with such readiness.

                  2.3 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE III

                                 INDEMNIFICATION

                  3.1 COMPANY, FUND, COMPANY ADVISER AND COMPANY DISTRIBUTOR

         (a) Company, the Fund, Company Adviser and Company Distributor agree, jointly and severally, to indemnify and hold harmless Reserve, the Portfolio, Reserve Adviser and Reserve Distributor and any director, trustee, officer, employee or agent of Reserve, the Portfolio, Reserve Adviser or Reserve Distributor (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

                  (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws (including any violation or alleged violation of Section 36(b) of the 1940 Act), or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Company, Company Adviser or Company Distributor or by any of its or their trustees, directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Fund; or

                  (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature used by the Company, Company Adviser or Company Distributor, or in the prospectus, registration statement, or any other SEC Filing or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents") relating to the Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with Reserve's registration statement on Form N-1A, reports to shareholders, proxy statements, advertisements or sales literature provided by or on behalf of Reserve, Reserve Adviser or Reserve Distributor, or other written information furnished by or on behalf of Reserve, Reserve Adviser, Reserve Distributor or by any service provider of Reserve to the Fund, Company Adviser or Company Distributor for use therein or for use by the Fund in preparing such documents. Any such written information provided by or on behalf of Reserve, Reserve Adviser or Reserve Distributor shall be presumed to be for use by Company unless Reserve, Reserve Adviser or Reserve Distributor specifically notify Company, Company Adviser or Company Distributor to the contrary; or

                  (iii) arise out of or are based upon any material breach of the representations, warranties, or covenants set forth in this Agreement by Company, Company Adviser, Company Distributor or any of its or their trustees, directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Fund;

PROVIDED, HOWEVER, that in no case shall Company, the Fund, Company Adviser or Company Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Company, Company Adviser or Company Distributor in writing within ten
(10) business days after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Company, Company Adviser or Company Distributor of such claim shall not relieve Company, the Fund, Company Adviser or Company Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

         (b) Company, Company Adviser and Company Distributor each will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if Company, Company Adviser and/or Company Distributor elect(s) to assume the defense, such defense shall be conducted by counsel approved by Reserve, Reserve Adviser, Reserve Distributor or Covered Persons, as applicable, which approval shall not be unreasonably withheld. In the event Company, Company Adviser and/or Company Distributor elect(s) to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Company, Company Adviser and/or Company Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and Company, Company Adviser and/or Company Distributor, and any such Covered Person has been advised in a written opinion by counsel acceptable to Company, Company Adviser and/or Company
Distributor in its reasonable judgment that one or more legal defenses may be available to it that may not be available to Company, Company Adviser and/or
Company Distributor, in which case Company, Company Adviser and/or Company Distributor shall not be entitled to assume the defense of such suit notwithstanding their obligation to bear the reasonable fees and expenses of one counsel to such persons. Company, Company Adviser and/or Company Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Company, Company Adviser and/or Company Distributor might otherwise have to Covered Persons.

                  3.2 RESERVE, RESERVE ADVISER AND RESERVE DISTRIBUTOR.

           (a) Reserve, Reserve Adviser and Reserve Distributor agree, jointly and severally, to indemnify and hold harmless Company, the Fund, Company Adviser, Company Distributor, and any affiliate of the Company, Company
  Adviser, Company Distributor and/or the Fund, and any trustee, director, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)), that:

                  (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws (including any violation or alleged violation of Rule 2a-7 under the 1940 Act), or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by Reserve, Reserve Adviser, Reserve Distributor or any of its or their trustees, directors, officers, employees or agents but only insofar as such omissions or commissions relate to the Portfolio; or

                  (ii) arise out of or are based upon any  untrue  statement  or alleged untrue statement of a material fact contained in the Offering Documents relating to the Portfolio, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with Company's registration statement on Form N-1A, reports to shareholders, proxy statements, advertisements or sales literature provided by or on behalf of Company, Company Adviser or Company Distributor, or other written information furnished by or on behalf of Company, Company Adviser, Company Distributor or by any service provider of Company to Reserve, Reserve Adviser or Reserve Distributor for use therein or for use by the Fund in preparing such documents. Any such written information provided by Company, Company Adviser or Company Distributor shall be presumed to be for use by Reserve unless Company, Company Adviser or Company Distributor specifically notify Reserve, Reserve Adviser or Reserve Distributor to the contrary; or

                  (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to Company, the Fund or relating to the Company Adviser or Company Distributor or any of their affiliates or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company, Fund, Company Adviser or Company Distributor by Reserve. Reserve Adviser or Reserve Distributor; or

                  (iv) arise out of or are based upon any material breach of the representations, warranties, or covenants set forth in this Agreement by Reserve, Reserve Adviser, Reserve Distributor or any of its or their trustees, directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Portfolio;

PROVIDED, HOWEVER, that in no case shall Reserve, Reserve Adviser or Reserve Distributor be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified Reserve, Reserve Adviser or Reserve Distributor in writing within ten (10) business days after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Failure to notify Reserve, Reserve Adviser or Reserve Distributor of such claim shall not relieve Reserve, Reserve Adviser or Reserve Distributor from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

         (b) Reserve, Reserve Adviser and Reserve Distributor each will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if Reserve, Reserve Adviser and/or Reserve Distributor elect(s) to assume the defense, such defense shall be conducted by counsel approved by Company, Company Adviser, Company Distributor or Covered Persons, as applicable, which approval shall not be unreasonably withheld. In the event Reserve, Reserve Adviser and/or Reserve Distributor elect(s) to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) Reserve, Reserve Adviser and/or Reserve Distributor shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and/or Reserve, Reserve Adviser and/or Reserve Distributor, and any such Covered Person has been advised in a written opinion by counsel acceptable to Reserve, Reserve Adviser and/or Reserve
Distributor in its reasonable judgment that one or more legal defenses may be available to it that may not be available to Reserve, Reserve Adviser and/or
Reserve Distributor, in which case Reserve, Reserve Adviser and/or Reserve Distributor shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. Reserve, Reserve Adviser and/or Reserve Distributor shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent, in each case, shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that Reserve, Reserve Adviser and/or Reserve Distributor might otherwise have to Covered Persons.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

                  4.1 ACCESS TO INFORMATION. Throughout the life of this Agreement, Company and Reserve shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

                  4.2 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Fund's or the Portfolio's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances. Each party hereto acknowledges that the provisions of this Section 4.2 shall not prevent Company or Reserve from filing a copy of this Agreement as an exhibit to a registration statement on Form N-1A as it relates to the Fund or the Portfolio, respectively, and that such disclosure by Company or Reserve shall not require any additional consent from the other parties.

                  4.3 OBLIGATIONS OF COMPANY AND RESERVE. Reserve agrees that the financial obligations of Company under this Agreement shall be binding only upon the assets of the Fund, and that except to the extent liability may be imposed under relevant Securities Laws, Reserve shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Company or the Fund, and in no case shall Reserve or any covered person have recourse to the assets of any series of the Company other than the Fund. Company agrees that the financial obligations of Reserve under this Agreement shall be binding only upon the assets of the Portfolio and that, except to the extent liability may be imposed under relevant Securities Laws, Company shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees or shareholders of Reserve or other series of Reserve.

                                    ARTICLE V

                             TERMINATION, AMENDMENT

                  5.1 TERMINATION. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on thirty
(30) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit Company's right to redeem all or a portion of its units of the Portfolio in accordance with the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.

                  5.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI

                               GENERAL PROVISIONS

                  6.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

                  6.2 HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  6.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein.
This Agreement may be amended only in a writing signed by all parties.

                  6.4 SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

                  6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof; PROVIDED, HOWEVER, that in the event of any conflict between the Securities Laws and the laws of New York, the Securities Laws Act shall govern.

                  6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

                  6.7 THIRD PARTIES. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                  6.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three (3) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:

                  IF TO THE FUND:
                  ---------------
                  Pilgrim Mutual Funds
                  Two Renaissance Square
                  40 North Central Avenue, Suite 1200
                  Phoenix, AZ 85004-4424
                  Attention:  James Hennessy, Executive Vice President

                  IF TO COMPANY ADVISER:
                  ----------------------
                  Pilgrim Investments, Inc.
                  Two Renaissance Square
                  40 North Central Avenue, Suite 1200
                  Phoenix, AZ 85004-4424
                  Attention:  James Hennessy, Executive Vice President

                  IF TO COMPANY DISTRIBUTOR:
                  --------------------------
                  Pilgrim Securities, Inc.
                  Two Renaissance Square
                  40 North Central Avenue, Suite 1200
                  Phoenix, AZ 85004-4424
                  Attention:  James Hennessy, Executive Vice President

                  IF TO RESERVE:
                  --------------
                  Reserve Institutional Trust
                  1250 Broadway, 32nd Floor
                  New York, NY 10001-3701
                  Attention:  Bruce R. Bent II, Senior Vice President

                  IF TO RESERVE ADVISER:
                  ----------------------
                  Reserve Management Company, Inc.
                  1250 Broadway, 32nd Floor
                  New York, NY 10001-3701
                  Attention:  Bruce R. Bent II, Senior Vice President

                  IF TO RESERVE DISTRIBUTOR:
                  --------------------------
                  Resrv Partners, Inc.
                  1250 Broadway, 32nd Floor
                  New York, NY 10001-3701
                  Attention:  Bruce R. Bent II, Senior Vice President

                  6.9 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

                  6.10 OPERATION OF THE FUND AND THE PORTFOLIO. Except as otherwise provided herein, this Agreement shall not limit the authority of the Fund, Company, Company Adviser or Company Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Fund and the sale of its shares. Except as otherwise provided herein, this Agreement shall not limit the authority of Reserve, the Portfolio, Reserve Adviser or Reserve Distributor to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Portfolio and the sale of its shares.

                  6.11 RELATIONSHIP OF PARTIES; NO JOINT VENTURE, ETC. It is understood and agreed that neither Company, Company Adviser nor Company Distributor shall hold itself out as an agent of Reserve, Reserve Adviser or Reserve Distributor with the authority to bind such party, nor shall Reserve, Reserve Adviser or Reserve Distributor hold itself out as an agent of Company, Company Adviser or Company Distributor with the authority to bind such party.

                  6.12 USE OF NAME.

         (a) In connection with this Agreement, Reserve, Reserve Adviser and Reserve Distributor grant Company, Company Adviser and Company Distributor a limited non-exclusive license to use the name of Reserve, Reserve Adviser and Reserve Distributor in any prospectus, registration statement, or any other SEC Filings relating to the Fund, subject to the terms of Section 2.1(a).

         (b) Except as otherwise provided herein or required by law (E.G., in Company's registration statement or any other SEC Filings relating to the Fund), neither Company, the Fund, Company Adviser nor Company Distributor shall describe or refer to the name of Reserve, the Portfolio, Reserve Adviser or Reserve Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Reserve, Reserve Adviser or Reserve Distributor, as the case may be, nor shall Reserve, Reserve Adviser or Reserve Distributor describe or refer to the name of Company, the Fund, Company Adviser or Company Distributor or any derivation thereof, or any affiliate thereof, or to the relationship contemplated by this Agreement in any advertising or promotional materials without the prior written consent of Company Adviser or Company Distributor, as the case may be. In no case shall any such consents be unreasonably withheld or delayed. For purposes of this Section 6.12, "the name of Reserve, the Portfolio, Reserve Adviser or Reserve Distributor or any derivation thereof, or any affiliate thereof" shall include, without limitation, any logos, trademarks, copyrights or service marks ("marks or symbols") owned by Reserve, Reserve Adviser or Reserve Distributor or their affiliates. Reserve, Reserve Adviser and Reserve Distributor retain the right, upon notice in writing, to require Company, Fund, Company Adviser or Company Distributor to cease the use of such marks or symbols at any time. In all events, Company, Fund, Company Adviser and Company Distributor shall cease the use of such marks or symbols immediately upon termination of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                        RESERVE INSTITUTIONAL TRUST, for itself
                                        and on behalf of its series, the
                                          PRIMARY INSTITUTIONAL FUND


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        RESERVE MANAGEMENT COMPANY, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        RESRV PARTNERS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.

                                        PILGRIM MUTUAL FUNDS, for itself
                                        and on behalf of its series, the
                                        PILGRIM MONEY MARKET FUND


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PILGRIM INVESTMENTS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        PILGRIM SECURITIES, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: